File No. 2-14400
                                                 File No. 811-642

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM N-1


REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                                           ______
     Pre-Effective Amendment No. ________                 /_____/

                                                           ______
     Post-Effective Amendment No.  22                     /__X__/

                             and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                                           ______
     Amendment No.  2                                     /_____/

                Scudder International Fund, Inc.
       --------------------------------------------------
       (Exact Name of Registrant as Specified in Charter)

                 345 Park Avenue, New York, NY              10154
       --------------------------------------------------  ------
            (Address of Principal Executive Offices)   (Zip code)

  Registrant's Telephone Number, including Area Code 617-482-3990
                                                     ------------

  Alfred G. Harris, Scudder, Stevens & Clark
  175 Federal Street, Boston, MA  02110
  -------------------------------------------
  (Name and Address of Agent for Service)


PURSUANT TO RULE 24f-2 UNDER THE INVESTMENT COMPANY ACT OF 1940,
THE POST-EFFECTIVE AMENDMENT ADDS AN INDEFINITE NUMBER OF SHARES
OF CAPITAL STOCK TO THOSE PREVIOUSLY REGISTERED UNDER THE
SECURITIES ACT OF 1933.